NON-NEGOTIABLE PROMISSORY NOTE


$1,875,000.00                                               September __, 1998

         FOR VALUE RECEIVED, U.S. Commercial Funding Corporation.,an Illinois corporation ("Maker"), promises to pay to Keith Reid, an individual resident in Texas ("Payee"), in lawful money of the United States of America, the principal sum of One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000.00), together with interest in arrears on the unpaid principal balance at an interest rate described below, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated May 19 and May 20, 1998, by and between Maker, Payee and Harold Goodman, (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

         1. Payments.

         1.1 Principal And Interest. The principal amount of this Note shall be due and payable in sixty (60) equal consecutive monthly installments commencing on _______________, 1998, and on the ___ day of each month thereafter until paid in full. Interest on the unpaid principal balance of this Note shall be due and payable monthly, together with each payment of principal. The rate of interest shall be that rate which is equal to the sum of the Prime Rate of NationsBank of Texas, N.A. in effect on the date of this Note, subject to adjustment annually, plus 200 basis points. The rate of interest payable hereunder shall change on each anniversary date of this Note. Notwithstanding anything else contained in this Note to the contrary, the entire unpaid principal balance of the Note, together with accrued interest, shall be paid in full within one hundred and twenty (120) days from the death of the Payee.

         1.2 Manner of Payment. All payments of principal and interest on this Note shall be made by check at _______________________, ___________________,
__________________ or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.

         1.3 Prepayment. Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

         Notwithstanding anything else contained in this Note to the contrary, in the event the Employment Agreement dated _______, 1998 by and between Goodman Factors, Inc. and Payee (the "Employment Agreement") is Terminated Without Cause as defined in Section 1.8 of the Employment Agreement, the entire unpaid principal balance of this Note, and all accrued interest, shall be due and payable in full within fifteen (15) days from the date of such Termination Without Cause.

         In the event the Employment Agreement is Terminated for Good Cause, as defined in Section 1.7 of the Employment Agreement, this Note shall continue to be payable according to the terms set forth in paragraph 1.1 above, provided however, that if Payee commences arbitration proceedings pursuant to Section 7.3 of the Employment Agreement and the arbitrator(s) determines that the termination of Payee's employment was not For Good Cause, then in such event, the entire unpaid principal balance of this Note, and all accrued interest, shall be due and payable in full within fifteen (15) days from the date of such determination by the arbitrator.

         1.4. Offset of Note for Damages. In the event Payee's employment is terminated under the Employment Agreement and such termination is determined, in arbitration proceedings under Section 7.3 of the Employment Agreement, to be a Termination for Good Cause, as defined in Section 1.7 of the Employment Agreement, and if such arbitrator(s) determines that Goodman Factors, Inc. has suffered financial damages as a result of Payee's action which gives rise to such Termination for Cause, then this Note shall be reduced pursuant to Section
1.4. The amount of such reduction shall be that amount which the arbitrator(s) has determined to be the amount of financial damages suffered by Goodman Factors as a result of Payee's actions.

         1.5 Security. This Note is secured by a grant of a security interest in certain shares of Goodman Factors, Inc. which were acquired on the date of this Note by Maker. The security interest is fully described in a Pledge Agreement entered into between Maker and Payee on the date of this Note.

         2. Defaults

         2.1 Events of Default. The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker therein writing.

                  (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law") (i) Maker shall commence a voluntary case or proceeding; (ii) an involuntary case shall commence and such case is not dismissed within sixty (60) days from the date of such commencement; ; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

         2.2 Notice by Maker. Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

         2.3 Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at his option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to him under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of his rights and remedies under this Note, including, without limitation, reasonable attorneys' fees. Upon the occurrence of an event of default, Payee may institute appropriate legal proceedings against Maker to obtain judgement on the Note and/or otherwise exercise his rights and remedies under the Security Agreement or applicable law. In the event Maker breaches this Note, and such breach is not cured within the terms hereof, the restrictions set forth in Article X of the Stock Purchase Agreement and paragraph 6.1 and 6.3 of the Employment Agreement entered into this day by Maker and Payee, shall be of no further force or effect.

         3. Miscellaneous

         3.1 Waiver. The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

         3.2 Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 12.1 of the Agreement.

         3.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         3.4 Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

         3.5 Section Headings, Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         3.6. Governing Law and Jurisdiction. The provisions of this Note shall be construed according to the laws of the State of Texas. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Note shall be brought in the federal or state courts of Dallas County, Texas.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                      U.S. Commercial Funding Corporation,
                                      an Illinois corporation


                                      By__________________________
                                          Larry Meek, President